SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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MTGE Investment Corp.

(Name of Registrant as Specified in its Charter)

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MTGE INVESTMENT CORP.

NOTICE OF 2017 ANNUAL MEETING OF

STOCKHOLDERS TO BE HELD ON MAY 2, 2017

DATE AND TIME:	Tuesday, May 2, 2017, at 9:00 a.m., Eastern Time

PLACE:	Hyatt Regency Bethesda, 7400 Wisconsin Avenue, Bethesda, Maryland 20814

ITEMS OF BUSINESS:	1)	To consider and vote upon the election of five directors to the Board of Directors, with each director serving a one-year term and until his or her successor is duly elected;
	2)	To consider and vote upon, on an advisory basis, the compensation of our named executive officers as disclosed in the attached proxy statement;
	3)	To consider and vote upon, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers;
	4)	To consider and vote upon the ratification of the appointment of Ernst & Young LLP to serve as our independent public accountant for the year ending December 31, 2017; and
	5)	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.
In addition, there will be a presentation on our business, and stockholders will have an opportunity to ask questions.

WHO CAN VOTE:	You are entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment of the Annual Meeting if you were a common stockholder of record at the close of business on March 8, 2017.

VOTING:	Your vote is important and we urge you to vote. You may vote in person at the Annual Meeting, or authorize a proxy to vote, by telephone, through the internet or by mailing your completed proxy card (or voting instruction form, if you hold your shares through a broker, bank or other nominee). See Questions 5 and 6 of “Questions and Answers About the 2017 Annual Meeting and Voting” in the accompanying proxy statement for additional information regarding voting.

MEETING ADMISSION:	If you wish to attend the Annual Meeting in person, we request that you register in advance with our Investor Relations department by following the instructions set forth in response to Question 14 of “Questions and Answers About the 2017 Annual Meeting and Voting” in the accompanying proxy statement.

DATE OF DISTRIBUTION:	This notice, the proxy statement, the accompanying proxy card and our annual report to stockholders, which includes our annual report on Form 10-K with audited financial statements for the year ended December 31, 2016, are first being sent to our common stockholders on or about March 22, 2017.

BY ORDER OF THE BOARD OF

DIRECTORS,

Kenneth L. Pollack

Senior Vice President and Secretary

March 22, 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 2, 2017

This proxy statement and our annual report to stockholders, which includes our annual report on Form 10-K for the fiscal year ended December 31, 2016, are available free of charge on the internet at www.MTGE.com/2017proxymaterials.

PROXY STATEMENT

This proxy statement contains information about the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of MTGE Investment Corp., a Maryland corporation (“MTGE,” the “Company,” “we,” “our” and “us”).

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QUESTIONS AND ANSWERS ABOUT THE 2017 ANNUAL MEETING AND VOTING

QUESTIONS AND ANSWERS

ABOUT THE 2017 ANNUAL MEETING AND VOTING

1.	WHY DID I RECEIVE THESE PROXY MATERIALS?

Our Board of Directors (the “Board of Directors” or “Board”) is furnishing this proxy statement to you to solicit proxies on its behalf to be voted at the Annual Meeting on Tuesday, May 2, 2017, at 9:00 a.m., Eastern Time, at the Hyatt Regency Bethesda, 7400 Wisconsin Avenue, Bethesda, Maryland 20814. The proxies also may be voted at any postponement or adjournment of the meeting.

All properly executed written proxies and all properly completed proxies submitted by telephone or by the internet that are timely delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with the directions given in the proxy unless the proxy is revoked before the completion of voting at the meeting.

2.	WHAT ITEMS WILL BE CONSIDERED AND VOTED ON AT THE ANNUAL MEETING?

Proposal	Board Recommendations
1) Election of five directors, each to serve a one-year term and until his or her successor is duly elected and qualifies	FOR each of the nominees of the Board of Directors
2) Advisory resolution on the compensation of our named executive officers as disclosed in this proxy statement	FOR the advisory resolution
3) Advisory vote on frequency of future advisory votes on the compensation of our named executive officers	FOR “every one year”
4) Ratification of the appointment of Ernst & Young LLP to serve as our independent public accountant for the year ending December 31, 2017	FOR ratification of appointment

The Board of Directors does not intend to bring other matters before the Annual Meeting except items incidental to the conduct of the meeting. However, on all other matters properly brought before the meeting or any postponement or adjournment thereof by the Board of Directors or others, the persons named as proxies in the accompanying proxy card, or their substitutes, will vote in accordance with their discretion.

3.	WHAT IS A PROXY?

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Peter J. Federico and Kenneth L. Pollack have been designated as proxies by the Board of Directors for the Annual Meeting.

4.	WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

The record date for the Annual Meeting is the close of business on March 8, 2017 (the “record date”). The record date is established by the Board of Directors and only common stockholders of record at the close of business on the record date are entitled to:

a.	receive notice of the Annual Meeting; and

b.	vote at the Annual Meeting and any postponement or adjournment of the Annual Meeting.

Each common stockholder of record on the record date is entitled to one vote for each share of common stock held. On the record date, there were 45,797,687 shares of common stock outstanding.

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QUESTIONS AND ANSWERS ABOUT THE 2017 ANNUAL MEETING AND VOTING

5.	WHAT IS THE DIFFERENCE BETWEEN A STOCKHOLDER OF RECORD AND A STOCKHOLDER WHO HOLDS STOCK IN STREET NAME?

If your shares of common stock are registered in your name on the books and records of our transfer agent, you are a common stockholder of record.

If your shares of common stock are held for you through an intermediary in the name of your broker, bank or other nominee, your shares are held in street name. The answer to Question 10 below describes brokers’ discretionary voting authority and when your broker, bank or other nominee is permitted to vote your shares of common stock without instructions from you. For shares held through a benefit or compensation plan or a broker, bank or other nominee, you may vote by submitting voting instructions to your plan trustee, broker, bank or nominee. If you attend the Annual Meeting, you may withdraw your proxy and vote in person.

It is important that you vote your shares of common stock if you are a stockholder of record and, if you hold shares in street name, that you provide appropriate voting instructions to your broker, bank or other nominee as discussed in the answer to Question 10 below.

6.	WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES (OR AUTHORIZE A PROXY TO VOTE MY SHARES) OF COMMON STOCK?

You may submit your proxy or vote your shares of our common stock by any of the following methods:

By Telephone or the Internet—Common stockholders may authorize a proxy to vote their shares via telephone or the internet as instructed in the proxy card or the voting instruction form. The telephone and internet procedures are designed to authenticate a stockholder’s identity, to allow common stockholders to authorize a proxy to vote their shares and to confirm that their instructions have been properly recorded.

By Mail—A common stockholder who receives a paper proxy card or voting instruction form or requests a paper proxy card or voting instruction form by telephone or internet may elect to authorize a proxy to vote their shares by mail and should complete, sign and date the proxy card or voting instruction form and mail it in the pre-addressed envelope that accompanies the delivery of the proxy card or voting instruction form. For common stockholders of record, proxy cards submitted by mail must be received by the date and time of the Annual Meeting. For common stockholders who hold their shares through an intermediary, such as a broker, bank or other nominee, the voting instruction form submitted by mail must be mailed by the deadline imposed by your broker, bank or other nominee for your shares to be voted.

In Person—Shares of common stock held in your name as the stockholder of record may be voted by you in person at the Annual Meeting. Shares of common stock held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a “legal” proxy from the broker, bank or other nominee that holds your shares giving you the right to vote the shares and bring that “legal” proxy to the Annual Meeting.

7.	WHO COUNTS THE VOTES?

Our transfer agent will receive and tabulate the proxies and certify the results.

8.	WHAT IF A STOCKHOLDER DOES NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

Stockholders should specify their voting choice for each matter on the accompanying proxy. If no specification is made on the proxy for that proposal, such shares will be voted “FOR” the election of each of the five director nominees, “FOR” the advisory resolution on the compensation of our named executive officers, “FOR EVERY ONE YEAR” on the advisory vote regarding the frequency of future advisory votes on the compensation of our named executive officers and “FOR” the ratification of the

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QUESTIONS AND ANSWERS ABOUT THE 2017 ANNUAL MEETING AND VOTING

appointment of Ernst & Young LLP as our independent public accountant for the year ending December 31, 2017.

9.	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares.

We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare Investor Services. Computershare’s address is P.O. Box 30170 College Station, TX 77842-3170; you may reach Computershare at 1-800-733-5001 (from within the United States or Canada) or 781-575-3400 (from outside the United States or Canada).

10.	WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

Stockholders of Record—If you are a stockholder of record (see Question 5 above), your shares of common stock will not be voted if you do not properly submit your proxy unless you vote in person at the Annual Meeting. It is important that you vote your shares.

Street Name Holders—If your shares of common stock are held in street name (see Question 5 above) and you do not provide your signed and dated voting instruction form to your broker, bank or other nominee, your shares may be voted by your broker, bank or other nominee but only under certain circumstances. Specifically, under applicable NASDAQ rules, if you do not provide voting instructions, shares held in the name of your broker, bank or other nominee may be voted by your broker, bank or other nominee only on certain “routine” matters.

The only proposal to be voted on at the Annual Meeting that is considered a “routine” matter for which brokers, banks or other nominees may vote uninstructed shares is the ratification of the appointment of Ernst & Young LLP as the Company’s independent public accountant. The other proposals (specifically, the election of director nominees, the advisory vote on executive compensation and the advisory vote on the frequency of future advisory votes on executive compensation) are not considered “routine” under applicable rules, so the broker, bank or other nominee is not permitted to vote your shares on those proposals unless you provide to the broker, bank or other nominee voting instructions for each matter. If you do not provide voting instructions on a non-routine matter, your shares of common stock will not be voted on the matter, which is referred to as a “broker non-vote.” It is, therefore, important that you vote your shares.

11.	ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

Abstentions and broker non-votes will be counted toward the establishment of a quorum but will not be counted as votes cast and will not affect the outcome of the vote on any of the proposals at the Annual Meeting. Brokers, banks and other nominees will have discretionary authority to vote on the ratification of the appointment of Ernst & Young LLP as the Company’s independent public accountant. See Question 10 above for more information about broker non-votes.

12.	HOW CAN I REVOKE A PROXY?

The enclosed proxy is solicited on behalf of the Board of Directors and is revocable at any time prior to the exercise of the proxy by the filing of an instrument revoking it, or a duly executed proxy bearing a later date, with our Secretary, addressed to our principal executive offices at 2 Bethesda Metro Center, 12th Floor, Bethesda, Maryland 20814. In the event that you attend the Annual Meeting, you may revoke your proxy and cast your vote in person at the Annual Meeting.

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QUESTIONS AND ANSWERS ABOUT THE 2017 ANNUAL MEETING AND VOTING

13.	WHO WILL PAY THE COST OF THIS PROXY SOLICITATION?

We will bear the cost of soliciting proxies on the accompanying form. In addition to the use of mail, our officers and MTGE Management, LLC (our “Manager”) may solicit proxies by telephone or facsimile. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding our proxy materials to beneficial owners of our common stock.

14.	HOW DO I OBTAIN ADMISSION TO THE ANNUAL MEETING?

If you wish to attend the Annual Meeting in person, we request that you register in advance with our Investor Relations department either by email at IR@MTGE.com or by telephone at (301) 968-9220. Attendance at the Annual Meeting will be limited to persons presenting proof of stock ownership on the record date and picture identification. If you hold shares directly in your name as a stockholder of record, proof of ownership could include a copy of your account statement or a copy of your stock certificate(s). If you hold shares through an intermediary, such as a broker, bank or other nominee, proof of stock ownership could include a proxy from your broker, bank or other nominee or a copy of your brokerage or bank account statement.

15.	HOW MANY VOTES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

In order for us to conduct the Annual Meeting, common stockholders entitled to cast a majority of all the votes entitled to be cast as of the close of business on the record date must be present in person or by proxy at the meeting. This is referred to as a quorum. Your shares are counted as present at the Annual Meeting if you attend the meeting and vote in person or if you properly authorize a proxy by internet, telephone or mail.

Abstentions and broker non-votes will be considered present for the purpose of determining whether a quorum is present.

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BOARD AND GOVERNANCE MATTERS

BOARD AND GOVERNANCE MATTERS

Our Board of Directors is currently comprised of four independent directors and one affiliated director. The following table sets forth the current members of our Board of Directors and their committee memberships, if any:

Name	Director Since	Executive	Audit(1)	Compensation and Corporate Governance(2)
Steven W. Abrahams*	2017
Julia L. Coronado*	2016		✓	✓
Robert M. Couch*	2011	✓	Chair	✓
Randy E. Dobbs*	2011	Chair	✓	Chair
Gary D. Kain	2016	✓

*	Director is “independent” as defined in Rule 5605(a)(2) of The NASDAQ Listing Rules (the “NASDAQ rules”).
(1)	Each member of the Audit Committee is “independent” as defined in Rules 5605(a)(2) and 5605(c)(2) of the NASDAQ rules and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board of Directors has determined that Mr. Couch is an “audit committee financial expert,” as defined in Item 407 of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Each member of the Compensation and Corporate Governance Committee is “independent” as defined in Rules 5605(a)(2) and 5605(d)(2) of the NASDAQ rules.

Board Leadership Structure

Mr. Dobbs has served as our Chair and lead independent director since May 2016, and Mr. Kain has served as our Chief Executive Officer since March 2016. We recognize the importance of strong independent leadership on the Board of Directors and believe at this time that separating the positions of Chair and Chief Executive Officer is the best corporate governance leadership structure for us. We believe this structure effectively allocates authority, oversight and responsibility between management and the independent members of our Board. Our Board of Directors has determined that all of the current directors, except Mr. Kain, are “independent” as defined in the NASDAQ rules.

It is our Board’s policy as a matter of good corporate governance to have a majority of our independent directors meet regularly without persons who are members of management or employee directors present to facilitate the Board’s effective independent oversight of management. Presently, our independent directors meet separately during our Board’s quarterly in-person meetings and may hold additional meetings at the request of the lead independent director or another independent director. The designation of a lead independent director is generally for a one-year term or until his or her successor is elected, and a lead independent director may be re-appointed at the end of a term.

Each of our Board’s Audit Committee and Compensation and Corporate Governance Committee is composed entirely of independent directors. These independent committees of our Board also have the authority under their respective charters to hire independent advisors and consultants, at our expense, to assist them in performing their duties.

Corporate Governance

Our Board has developed corporate governance practices to help it fulfill its responsibility to oversee the work of management in the conduct of our business. The governance practices are memorialized in corporate governance guidelines to assure that the Board will have the necessary authority and practices in place to review

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BOARD AND GOVERNANCE MATTERS

and evaluate our business operations as needed and to make decisions that are independent of management. These guidelines, in conjunction with our Charter, Amended and Restated Bylaws, as amended (our “Bylaws”), and committee charters of the Audit Committee and the Compensation and Corporate Governance Committee, form the framework for our governance. All of these documents are available in the Investors section of our web site at www.MTGE.com.

CORPORATE GOVERNANCE HIGHLIGHTS:

•      Annual election of directors

•      Directors elected by majority, not plurality, voting in uncontested elections

•      Resignation policy for directors who do not receive a majority vote

•      Four of five directors are independent

•      Lead director is independent

•      All MTGE directors serve on two or fewer public company boards

•      Regular meetings of independent directors without members of management or affiliated directors

•      Stock ownership guidelines for directors

•      No stockholder rights plan or “poison pill”

•      Comprehensive Code of Ethics and Conduct and Corporate Governance Guidelines

•      Annual Board and Committee Self-Evaluations

•      At least 89% attendance for Board meetings and 80% attendance for committee meetings in 2016

•      Anti-pledging and anti-hedging policy for directors and executive officers

•      Executive officers are subject to a clawback policy adopted by our Manager

Committees of the Board of Directors

Our Board of Director’s principal standing committees and their primary functions are described below.

Executive Committee

This committee has the authority to exercise all powers of the Board of Directors except for actions that must be taken by the full Board of Directors under Maryland law or our Charter or Bylaws.

Audit Committee

This committee assists the Board of Directors in overseeing:

•	our accounting and financial reporting processes;
•	the integrity and audits of our financial statements;
•	the adequacy and effectiveness of our internal controls over financial reporting, including information technology security and controls relating to the preparation of our financial statements;
•	our compliance with legal and regulatory requirements;
•	compliance with our Code of Ethics and Conduct (“Code of Ethics”);
•	the qualifications and independence of our independent registered public accounting firm; and
•	the performance of our independent registered public accounting firm and any internal auditors.

The Audit Committee is also responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm and considering the range of audit and non-audit fees. The committee’s meetings include, whenever appropriate, executive

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BOARD AND GOVERNANCE MATTERS

sessions with each of our independent external auditors and our Manager’s internal auditors, without the presence of management.

Compensation and Corporate Governance Committee

This committee’s principal functions are to:

•	evaluate the performance of our Manager;
•	review the compensation and fees payable to our Manager under the management agreement with our Manager (which is described under “Board and Governance Matters—Certain Transactions with Related Persons”);
•	decide whether to recommend the termination of the management agreement with our Manager;
•	evaluate the compensation and fees payable to the members of the Board of Directors;
•	administer our equity incentive plan to the extent the committee is delegated authority by the Board of Directors;
•	review and assist with the development of our executive succession plans; and
•	produce a report on executive compensation required to be included in our proxy statement for our annual meetings.

The Compensation and Corporate Governance Committee also serves as the Board of Director’s standing nominating committee and as such performs the following functions:

•	identifying, recruiting and recommending to the Board of Directors qualified candidates for election as directors and recommending a slate of nominees for election as directors by our common stockholders at the annual meeting of stockholders;
•	developing and recommending to the Board of Directors corporate governance guidelines, including the committee’s selection criteria for director nominees;
•	recommending to the Board of Directors members for each committee of the Board of Directors; and
•	annually facilitating the assessment of the Board of Directors’ performance as a whole and of the individual directors and reports thereon to the Board of Directors.

Compensation Consultant

Under its charter, the Compensation and Corporate Governance Committee has the authority to select, retain and terminate compensation consultants. The Compensation and Corporate Governance Committee did not use the services of a compensation consultant in 2016.

Special Committee

The Board of Directors also has the authority to appoint such additional committees as it may deem appropriate from time-to-time. The Board established a special committee (the “Special Committee”) in April 2016 to investigate and evaluate alternatives regarding our external management structure when American Capital, Ltd. (“American Capital”), the ultimate parent company of our manager at that time, became engaged in a public sale process. We formed the Special Committee to protect our interests during this process. The Special Committee met 13 times in 2016 (and prior to the formation of the Special Committee, the independent directors met nine times) to consider these matters. On July 1, 2016, AGNC Investment Corp. (“AGNC”) completed the acquisition of all of the membership units of AGNC Mortgage Management, LLC, the parent of our Manager (the “Manager Acquisition”), and MTGE consented to the Manager Acquisition to ensure the continuity of our management team. Members of the Special Committee were all independent directors and included Messrs. Couch, Morris A. Davis, Dobbs and Larry K. Harvey and Ms. Prue B. Larocca. Messrs. Davis and Harvey and

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Ms. Larocca resigned from the Special Committee in connection with their resignations from our Board of Directors on May 22, 2016, prior to the decision to consent to the Manager Acquisition.

Board and Committee Meetings

Under our Bylaws and Maryland law, the Board of Directors and its committees are permitted to take actions at regular or special meetings and by unanimous written consent. The Board of Directors generally holds regular quarterly meetings and meets on other occasions as necessary. The Board of Directors held nine meetings during 2016. As noted above, the independent directors also met separately in executive sessions to discuss various matters, including our performance, the performance of our Manager and the Manager Acquisition.

Each of the Audit Committee and the Compensation and Corporate Governance Committee schedules regular meetings to coincide with the quarterly in-person meetings of the Board of Directors and also meets at the request of senior management or at such other times as it determines. The chair of each committee, in consultation with our Secretary, sets agendas for the meetings. Each committee reports to the Board of Directors on its activities at the next regularly scheduled Board meeting following their committee meetings and when appropriate. During 2016, the Audit Committee held five meetings and the Compensation and Corporate Governance Committee held five meetings. As noted above, the Special Committee held 13 meetings in 2016.

Each of our directors attended at least 89% of the meetings of the Board of Directors and 80% of the meetings of the committees on which he or she served in 2016. Although we do not have a policy on director attendance at the Annual Meeting, directors are encouraged to attend the Annual Meeting. Each of our directors who was a director at the time attended the 2016 Annual Meeting in person.

Risk Oversight

One of the roles of our Board of Directors is responsibility for the general oversight of the Company, including the performance of our executive officers, our Manager and the Company’s risk management processes, to assure that the long-term interests of our Company are being served. In performing its risk oversight function, the Board, directly or through its standing committees, regularly reviews our material strategic, operational, financial, compensation and compliance risks with senior management. The Company believes that the Board’s role in risk management oversight is effective and appropriate, particularly given the extensive regulation to which it is already subject as a real estate investment trust (“REIT”). For instance, the Board receives updates at each regular meeting on the Company’s performance and other recent developments, including, among other things, the risks and opportunities facing us, as well as our investment portfolio, and on the variety of strategies used to hedge the Company’s exposure to market risks, including interest rate, prepayment and extension risks. The Board has also adopted, and regularly reviews our compliance with, various policies and procedures addressing other operational risks, such as business continuity, data privacy and cybersecurity. In addition, the Board routinely receives information regarding the technology and cyber-risks relevant to the Company’s business to ensure that adequate steps are being taken to protect against and prepare for cyber-incidents.

The Board of Directors also recognizes the importance of effective executive leadership to our success and is actively engaged in overseeing the operational risks related to succession planning. The Board of Directors routinely discusses staffing for critical roles, and potential replacements for key personnel are given exposure to the Board of Directors during meetings and other events. In addition, the Board of Directors is regularly updated on the Manager’s strategies for recruiting, developing and retaining outstanding personnel at the Manager and its affiliates and minimizing employee turnover, as applicable.

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The Board has delegated certain risk management oversight responsibility to its committees as follows:

•	Regulatory Compliance Risk: The Board, both directly and through the Audit Committee, receives regular reports from our Manager’s legal, accounting and internal audit representatives on regulatory matters, including the Company’s compliance with its REIT qualification and exemption from the Investment Company Act of 1940, as amended, compliance with our Code of Ethics and our Manager’s compliance with the Investment Advisers Act of 1940, as amended.
•	Financial and Accounting Risk: The Audit Committee oversees the Company’s management of its financial, accounting, internal controls and regulatory compliance through regular meetings with our Chief Financial Officer, senior representatives of our Manager’s accounting, tax, auditing and legal departments and representatives of the Company’s independent public accountant.
•	Litigation Risk: The Compensation and Corporate Governance Committee monitors the Company’s litigation, if any.
•	Compensation and Benefit Plan Risk: The Compensation and Corporate Governance Committee considers the extent to which our director compensation and benefit plan programs may create risk for the Company.
•	Governance Risk: The Compensation and Corporate Governance Committee also oversees risks related to Board organization, membership and structure and corporate governance.

Director Compensation

We compensate our independent directors with cash retainers and equity-based awards. The Compensation and Corporate Governance Committee periodically reviews the form and amount of compensation paid to our independent directors against peer companies and group and general industry data and makes recommendations for adjustments, as appropriate, to the full Board of Directors. During 2016, each independent director was paid a retainer for service on the Board of Directors at an annual rate of $60,000 for the first two quarters of 2016, payable quarterly in advance. For service on the Special Committee in 2016, each member of the committee received a fee of $50,000. Effective July 1, 2017, the annual retainer for each independent director

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was increased to $80,000 per year, payable quarterly in advance. In addition, the Chair of our Audit Committee was paid a retainer at an annual rate of $15,000, the Chair of our Compensation and Corporate Governance Committee was paid an annual retainer of $10,000, and our lead independent director was paid an annual retainer of $10,000, each payable quarterly in advance. The 2017 rates remain set at the same levels in place at the end of 2016.

During 2016, directors were reimbursed for travel expenses incurred in connection with attending Board and committee meetings and Board-related functions. Directors who are employees of our Manager or its affiliates do not receive any compensation from us for service as a member of the Board of Directors. Our directors who were employees or directors of American Capital or any of its affiliates, including our Manager, also did not receive any compensation from us for service as a member of the Board of Directors. However, American Capital did have a policy to pay its non-employee directors fees for serving on the board of directors of its portfolio companies or its funds under management (such as MTGE). Under this policy, Dr. Alvin N. Puryear, who was a director until May 2016, received $45,000 from American Capital for his service on our Board of Directors during 2016, in lieu of any payment by us.

The Board believes that a substantial portion of director compensation should consist of equity-based compensation to assist in aligning directors’ interests with the long-term interests of our stockholders. On April 19, 2016, each of our independent directors who were serving on our Board at such time received 5,010 restricted stock units (“RSUs”), which vest on May 19, 2017, subject to their continued service on our Board of Directors, under the American Capital Mortgage Investment Corp. Amended and Restated Equity Incentive Plan (the “Amended Equity Incentive Plan”) described below. Each RSU represents the right to receive an equivalent number of shares of common stock, plus dividend equivalents, subject to the terms of the Amended Equity Incentive Plan.

The following table sets forth the compensation received by each independent director during 2016:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation	All Other Compensation ($)	Total ($)
Steven W. Abrahams(2)	—	—	—	—	—	—	—
Julia L. Coronado(3)	—	—	—	—	—	—	—
Robert M. Couch	127,500	75,000	—	—	—	—	202,500
Morris A. Davis(4)	85,000	75,000	—	—	—	—	160,000
Randy E. Dobbs	135,000	75,000	—	—	—	—	210,000
Larry K. Harvey(4)	87,500	75,000	—	—	—	—	162,500
Prue B. Larocca(4)	80,000	75,000	—	—	—	—	155,000

(1)	For amounts under the column “Stock Awards,” we disclose the fair value associated with the RSU award granted to each director in 2016, measured in dollars and calculated in accordance with Financial Accounting Standards Board ASC Topic 718, Compensation-Stock Compensation (“ASC 718”), as required by Securities and Exchange Commission (“SEC”) regulations. Each award represents the right to receive 5,010 shares of common stock (calculated by dividing the value of the award by the closing price of a share of common stock on the grant date, which was $14.97 on April 19, 2016), plus any dividend equivalents on the RSUs, subject to the terms and conditions of the Amended Equity Incentive Plan. As of December 31, 2016, in connection with these awards, Messrs. Dobbs and Couch had unvested RSU equivalents of 5,253 shares of common stock, including dividend equivalents on the RSUs.

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(2)	Elected to the Board of Directors, effective March 10, 2017.
(3)	Elected to the Board of Directors, effective December 28, 2016.
(4)	Resigned from the Board of Directors, effective May 22, 2016. All unvested RSU awards were accelerated upon the director’s resignation.

Amended Equity Incentive Plan

The Amended Equity Incentive Plan provides for the issuance of equity-based awards, including stock options, restricted stock, restricted stock units, unrestricted stock awards and other awards based on our common stock that may be made by us to our directors and employees of the Company.

The Amended Equity Incentive Plan is administered by our Board of Directors (the “plan administrator”), which from time to time may delegate all or a portion of its authority to a committee established by our Board of Directors (typically, the Compensation and Corporate Governance Committee). The plan administrator has the authority to make awards to eligible participants and to determine the form and the terms and conditions of the awards. Except as provided below with respect to equitable adjustments, the plan administrator may not take any action that would have the effect of reducing the exercise or purchase price of any award granted under the Amended Equity Incentive Plan without first obtaining the consent of our stockholders.

If any shares subject to an award granted under the Amended Equity Incentive Plan are forfeited, cancelled, exchanged or surrendered or if an award terminates or expires without a distribution of shares to the participant, or if shares of our common stock are surrendered or withheld by us as payment of either the exercise price of an award and/or withholding taxes in respect of an award, the shares of common stock with respect to such award will again be available for awards under the Amended Equity Incentive Plan. Upon the exercise of any award granted in tandem with any other award, the related award will be cancelled to the extent of the number of shares of common stock as to which the award is exercised and, notwithstanding the foregoing, that number of shares will no longer be available for awards under the Amended Equity Incentive Plan.

In the event that the plan administrator determines that any dividend or other distribution (whether in the form of cash, common stock, or other property), recapitalization, stock split, reverse split, reorganization, merger or other similar corporate transaction or event affects our common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the Amended Equity Incentive Plan, then the plan administrator will make equitable changes or adjustments to: (i) the number and kind of shares of common stock or other property (including cash) that may thereafter be issued in connection with awards; (ii) the number and kind of shares of common stock or other property (including cash) issued or issuable in respect of outstanding awards; (iii) the exercise price, grant price or purchase price relating to any award and (iv) the performance goals, if any, applicable to outstanding awards. In addition, the plan administrator may determine that any equitable adjustment may be accomplished by making a payment to the award holder in the form of cash or other property (including but not limited to shares of our common stock).

Any stock option granted under the Amended Equity Incentive Plan would have a term of no longer than 10 years, and an exercise price that is no less than 100% of the fair market value of our common stock on the date of grant of the award. The plan administrator determines the terms and conditions of each grant of restricted stock or restricted stock units under the Amended Equity Incentive Plan. Restricted stock units confer on the participant the right to receive cash, common stock or other property, as determined by the plan administrator, having a value equal to the number of shares of our common stock that are subject to the award. The holders of awards of restricted stock or restricted stock units may be entitled to receive dividends or, in the case of restricted

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BOARD AND GOVERNANCE MATTERS

stock units, dividend equivalents, which in either case may be payable immediately or on a deferred basis at such time as is determined by the plan administrator.

The plan administrator may determine to make grants of our common stock that are not subject to any restrictions or a substantial risk of forfeiture or to grant other stock-based awards to eligible participants, the terms and conditions of which will be determined by the plan administrator at the time of grant.

Outstanding restricted stock awards, but not outstanding restricted stock units, under the Amended Equity Incentive Plan will become fully vested, exercisable and/or payable if we undergo a change of control or upon termination of the director’s service, including termination due to the director’s death or disability, but excluding termination of service pursuant to a removal for cause or a voluntary resignation, or as otherwise approved by the Board.

The Amended Equity Incentive Plan automatically expires on January 28, 2024, the tenth anniversary of the date on which it was adopted by our Board of Directors. Our Board of Directors may terminate, amend, modify or suspend the Amended Equity Incentive Plan at any time, subject to stockholder approval as required by law or stock exchange rules. The plan administrator may amend the terms of any outstanding award under the Amended Equity Incentive Plan at any time. No amendment or termination of the Amended Equity Incentive Plan, or any outstanding award, may adversely affect any of the rights of an award holder without the holder’s consent.

Stock Ownership Guidelines

Our Board of Directors believes that directors more effectively represent the best interests of the Company if they are stockholders themselves. Thus, independent directors are encouraged to own shares of our common stock equal in value to three times the annual cash Board retainer (which is $80,000) within the later of five years of joining the Board or April 22, 2019. The minimum number of shares to be held by the independent directors will be calculated on the first trading day of each calendar year based on the closing price of our common stock on that date. In calculating the number of shares held by each independent director for purposes of these guidelines, 50% of the shares of common stock underlying any unvested stock-based awards and 100% of the shares of common stock underlying any vested stock-based awards will be included. In the event the cash retainer increases or the stock price decreases, causing an independent director to be out of compliance with the guidelines after having been in compliance, the director will have three years to return to compliance. The Compensation and Corporate Governance Committee may waive or modify these requirements in certain situations.

In addition, our Board of Directors has adopted a policy prohibiting our executive officers and directors from pledging or margining any shares of our common stock (regardless of whether such stock is owned directly or indirectly as such terms are used in the SEC rules promulgated under the Exchange Act) or engaging in short sales of our common stock or other transaction where he or she would earn a profit based on a decline of our stock price. The Compensation and Corporate Governance Committee may waive or modify these requirements as it deems appropriate in its discretion on a case-by-case basis.

Director Nomination Process

Nominations for election to the Board of Directors may be made by the Compensation and Corporate Governance Committee of the Board of Directors or by any common stockholder entitled to vote for the election of directors, in the manner provided in our Bylaws. Candidates recommended by common stockholders will be evaluated by the Compensation and Corporate Governance Committee under the same criteria that are applied to other candidates.

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BOARD AND GOVERNANCE MATTERS

Board Membership Criteria

Although there is not a formal list of qualifications, in discharging its responsibilities to nominate candidates for election to the Board of Directors, the Compensation and Corporate Governance Committee endeavors to identify, recruit and nominate candidates based on the following eligibility and experience criteria: a candidate’s integrity and business ethics, strength of character, judgment, experience and independence, as well as factors relating to the composition of the Board of Directors, including its size and structure, the relative strengths and experience of current directors and principles of diversity, including diversity of experience, personal and professional backgrounds, race, gender and age. Although the committee does not have formal objective criteria for determining the amount of diversity needed on the Board of Directors, it is one of the factors the committee considers in its evaluation. In nominating candidates to fill vacancies created by the expiration of the term of a member of the Board of Directors, the committee determines whether the incumbent director is willing to stand for re-election. If so, the committee evaluates his or her performance in office to determine suitability for continued service, taking into consideration the values of continuity and familiarity with our business.

Director Resignation Policy

Our Bylaws require a candidate in an uncontested election for director to receive a majority of all the votes cast in order to be elected as a director. Under this provision, each vote is specifically counted “for” or “against” the director’s election, unless a common stockholder abstains from voting with respect to the matter. Thus, a director nominee is required to receive more votes “for” than “against” to be elected. Pursuant to Maryland law, a director remains in office until his or her successor is duly elected and qualified even if the director has not received sufficient votes for re-election. Thus, a company could have a “holdover” director. However, pursuant to our Board-approved director resignation policy, an incumbent director must tender his or her resignation to the Board of Directors if the director is nominated but not re-elected. Such resignation must be expressly conditioned on its acceptance by the Board. The policy also requires the Compensation and Corporate Governance Committee to make a recommendation to the full Board of Directors on whether to accept or reject the resignation, and the full Board of Directors to make that determination. The Board of Directors would publicly disclose its decision within 90 days after receipt of the tendered resignation.

Any director who tenders his or her resignation pursuant to this policy may not participate in the Compensation and Corporate Governance Committee recommendation or Board of Directors’ action regarding whether to accept the resignation offer. If each member of the Compensation and Corporate Governance Committee does not receive a vote sufficient for re-election, then the independent directors who did receive a sufficient vote (including newly elected independent directors) shall appoint a committee amongst themselves to consider the resignation and recommend to the Board of Directors whether to accept them. If the only directors who did not fail to receive a sufficient vote for re-election constitute three or fewer directors, all directors (other than the director who tendered the resignation under review) may participate in the action regarding whether to accept the resignation.

Certain Transactions with Related Persons

Related Person Transaction Policies

Our Board of Directors has adopted a policy regarding the approval of any “related person transaction,” which is any transaction or series of transactions in which we or any of our subsidiaries is or are to be a participant, the amount involved exceeds $120,000, and a “related person” (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person would need to promptly disclose to our

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BOARD AND GOVERNANCE MATTERS

chief compliance officer any related person transaction and all material facts about the transaction. Our chief compliance officer would then assess and promptly communicate that information to the Compensation and Corporate Governance Committee of our Board of Directors. Based on its consideration of all of the relevant facts and circumstances, the Compensation and Corporate Governance Committee will decide whether or not to approve such transaction and will generally approve only those transactions that do not create a conflict of interest. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to the Compensation and Corporate Governance Committee, which will evaluate all options available, including ratification, revision or termination of such transaction. Our policy requires any director who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.

Our Code of Ethics, which was reviewed and approved by our Board of Directors and provided to all of our directors and officers, our Manager and the persons who provide services to us, requires that all such persons avoid any situations or relationships that involve actual or potential conflicts of interest, or perceived conflicts of interest, between an individual’s personal interests and the interests of MTGE. Pursuant to our Code of Ethics, each of these persons must disclose any conflicts of interest, or actions or relationships that might give rise to a conflict, to their supervisor or our chief compliance officer. If a conflict is determined to exist, the person must disengage from the conflict situation or terminate his or her provision of services to us. Our chief executive officer, chief financial officer, principal accounting officer, chief investment officer and certain other persons who may be designated by our Board of Directors or its Audit Committee, whom we collectively refer to as our financial executives, must consult with our chief compliance officer with respect to any proposed actions or arrangements that are not clearly consistent with our Code of Ethics. In the event that a financial executive wishes to engage in a proposed action or arrangement that is not consistent with our Code of Ethics, the financial executive must obtain a waiver of the relevant provisions of our Code of Ethics in advance from our Audit Committee. We intend to post amendments to or waivers from the Code of Ethics (to the extent applicable to our financial executives) on our web site www.MTGE.com.

Related Person Transactions

We have entered into a management agreement with our Manager with an initial term that ended August 9, 2014 with automatic one-year extension options thereafter. Our Manager manages our day-to-day operations pursuant to the management agreement. The management agreement may only be terminated by us without cause, as defined in the management agreement, upon 90 days’ prior written notice, or by our Manager without cause upon 180 days’ prior written notice, in connection with the expiration of the current term. If we were to terminate the management agreement without cause, we must pay a termination fee before or on the last day prior to the effective date of such termination, equal to three times the average annual management fee earned by our Manager during the prior 24-month period immediately preceding the most recently completed month prior to the effective date of termination. We may terminate the management agreement with or without cause only with the consent of a majority of our independent directors. We amended and restated the management agreement on July 1, 2016 upon completion of the Manager Acquisition.

We pay our Manager a management fee payable monthly in arrears in an amount equal to one-twelfth of 1.50% of our Equity. Our Equity is defined as our month-end stockholders’ equity, adjusted to exclude the effect of any unrealized gains or losses included in either retained earnings or other comprehensive income (loss), each as computed in accordance with GAAP. There is no incentive compensation payable to our Manager pursuant to the management agreement. In addition, we reimburse our Manager for expenses directly related to our

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operations incurred by our Manager and its affiliates, but excluding employment-related expenses of our Manager’s officers and employees.

In addition, we may not, without the consent of our Manager, employ any employee of the Manager or any of its affiliates, or any person who has been employed by our Manager or any of its affiliates at any time within the two-year period immediately preceding the date on which the person commences employment with us for two years after termination of the management agreement without cause. As of the date of this proxy statement, no such termination notice has been given.

We rely on our Manager to administer our business activities and day-to-day operations, subject to the supervision and oversight of our Board of Directors. We do not have any employees (other than employees of Residential Credit Solutions, Inc. (“RCS”), a subsidiary of MTGE) and do not have offices (other than offices of RCS) separate from those of our Manager. All of our officers and the members of our mortgage investment team and other support personnel, other than the employees of RCS, are employees of the parent company of our Manager. We rely on our Manager and its parent to provide us with their infrastructure, business relationships and management expertise. Also pursuant to the management agreement, we rely on our Manager for its information technology and capital raising capabilities, legal and compliance functions and accounting, treasury and investor relations capabilities. The management agreement does not require our Manager, the parent company of our Manager or AGNC to dedicate specific personnel to our operations nor does it require any specific personnel of the parent company of our Manager or AGNC to dedicate a specific amount of time to our business. All of our officers are also officers of our Manager, the parent company of our Manager and/or AGNC.

We have not entered into any other transactions in which any other director or officer or significant stockholder of ours or our Manager has any material interest.

Compensation and Corporate Governance Committee Interlocks and Insider Participation

No member of the Compensation and Corporate Governance Committee during 2016 served as an officer, former officer or employee of ours or had a relationship disclosable under “Board and Governance Matters—Certain Transactions with Related Persons.” Further, during 2016, none of our executive officers served as:

•	a member of the compensation committee (or equivalent) of any other entity, one of whose executive officers served as one of our directors or was an immediate family member of a director, or served on our Compensation and Corporate Governance Committee; or
•	a director of any other entity, one of whose executive officers or their immediate family member served on our Compensation and Corporate Governance Committee.

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PROPOSAL 1: ELECTION OF DIRECTORS

PROPOSAL 1: ELECTION OF DIRECTORS

Pursuant to our Charter and Bylaws, our common stockholders elect each of the members of the Board of Directors annually. The term of each director will expire at the Annual Meeting. Each director has been nominated by the Compensation and Corporate Governance Committee of the Board of Directors, in accordance with our Bylaws, to stand for re-election at the Annual Meeting and to serve as a director until our annual meeting to be held in 2018 and until his or her successor is duly elected and qualifies. It is expected that each of the nominees will be able to serve, but if any such nominee is unable to serve for any reason, the authorized proxies will vote or refrain from voting for a substitute nominee or nominees in their discretion. A common stockholder using the enclosed form of proxy may vote for or against any or all of the nominees or may abstain from voting for any or all of the nominees.

We believe that all of our directors, each of whom is a nominee for re-election, possess the personal and professional qualifications necessary to serve as a member of our Board of Directors. Our directors have been evaluated by the Compensation and Corporate Governance Committee pursuant to the guidelines described above under “Board and Governance Matters—Board Membership Criteria,” and the determination was made that each of them fulfills and exceeds the qualities that we look for in members of our Board of Directors. Other than Mr. Kain, who is an affiliate of our Manager, each of the nominees is independent as defined in the NASDAQ rules.

The information set forth below is as of the close of business on March 8, 2017, with respect to each of our directors, each a nominee for election at the Annual Meeting. The business address of each nominee is c/o MTGE Investment Corp., 2 Bethesda Metro Center, 12th Floor, Bethesda, Maryland 20814. We have highlighted specific attributes for each Board member below.

Director Nominee Biographies and Qualifications

STEVEN W. ABRAHAMS, 57

Director Since: 2017 Board Committees: • None

Professional Experience:

Mr. Abrahams is the Co-Founder and Chief Executive Officer of Milepost Capital Management LLC. Milepost Capital, which was founded in 2016, provides investment strategy; research; asset sourcing, selection, and reporting; and portfolio accounting to US community banks. Mr. Abrahams also serves as an Adjunct Professor of Finance and Economics at the Columbia Business School. Prior to founding Milepost Capital, Mr. Abrahams was a Managing Director and the Head of MBS and Securitization Research at Deutsche Bank AG from 2010 until 2016, and, from 2008 until 2009, he founded and served as a Managing Director of Citadel Capital Advisors, a business unit of Citadel LLC established to advise institutional investors managing complex portfolios of loans, securities and related risks. From 2001 to 2008, Mr. Abrahams served in a number of roles at Bear Stearns & Co. Inc., including as the Senior Managing Director, Global Head of Liquid Product Strategy from 2005 until 2008. Mr. Abrahams holds a Ph.D. in Psychology from Columbia University.

Director Qualifications:

Mr. Abrahams’ extensive experience in the finance, investment management and business sectors strengthens our Board’s collective qualifications, skills, experience and viewpoints.

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PROPOSAL 1: ELECTION OF DIRECTORS

JULIA L. CORONADO, 48

Director Since: 2016 Board Committees: • Audit • Compensation and Corporate Governance

Professional Experience:

Ms. Coronado currently serves as the Chief Economist for Graham Capital Management, an alternative investment firm. In her role at Graham Capital, Ms. Coronado is responsible for formulating the company’s global forecast for inflation and monetary and fiscal policy and also serves on the Investment and Risk Committees. Prior to joining Graham Capital, Ms. Coronado was Chief Economist, North America, and Managing Director at BNP Paribas from 2009 to 2014. From 2006 to 2009, she was a Senior U.S. Economist and Director at Barclays Capital, where she helped formulate the forecast for the U.S. economy and Fed policy. Earlier in her career, Ms. Coronado served as an Economist at the Federal Reserve Board of Governors. In addition to her work at Graham Capital, Ms. Coronado is currently a member of the New York Federal Reserve’s Treasury Market Practice Group and Economic Advisory Panel and also serves on the Brookings Economic Studies Council. Ms. Coronado holds a Ph.D. in Economics from the University of Texas at Austin and a B.S. in Economics from the University of Illinois at Urbana-Champaign.

Director Qualifications:

Ms. Coronado’s extensive private-sector, government and leadership experience as an economist in areas of investment and monetary policy strengthens our Board’s collective qualifications, skills, experience and viewpoints.

ROBERT M. COUCH, 59

Director Since: 2011 Board Committees: • Audit (Chair) • Compensation and Corporate Governance • Executive

Professional Experience:

Mr. Couch is Counsel to Bradley Arant Boult Cummings LLP, a law firm based in Birmingham, Alabama. Until December 31, 2015, Mr. Couch was Chairman of ARK Real Estate Strategies, LLC. ARK is the manager of the ARK Real Estate Opportunity Fund I, LLC, an investment fund focused on distressed residential real estate. He is also a director of MAX Exchange LLC, a start-up company primarily focused on the design and establishment of an electronic mortgage exchange. From 2009 until February 2017, Mr. Couch served as a member of the Board of Directors of Prospect Holding Company, LLC, the parent company of Prospect Mortgage of Sherman Oaks, California. From June 2007 to November 2008, Mr. Couch served as General Counsel of the United States Department of Housing and Urban Development, or HUD. From December 2006 until June 2007, Mr. Couch served as Acting General Counsel of HUD. Mr. Couch began his service at HUD as President of Ginnie Mae from June 2006 until June 2007. Prior to his government service, Mr. Couch served as President and Chief Executive Officer of New South Federal Savings Bank. Mr. Couch previously served on the board of directors of AGNC Investment Corp. (NASDAQ: AGNC) from 2011 to May 2016.

Director Qualifications:

Mr. Couch’s extensive senior executive and board experience, including in real estate and government, strengthen our Board’s collective qualifications, skills, experience and viewpoints.

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PROPOSAL 1: ELECTION OF DIRECTORS

RANDY E. DOBBS, 66

Director Since: 2011 Board Committees: • Audit • Compensation and Corporate Governance (Chair) • Executive (Chair)

Professional Experience:

Mr. Dobbs has been a self-employed business consultant and business speaker since the end of 2010. In addition, he is an Operating Partner at Welsh, Carson, Anderson & Stowe (“Welsh Carson”), a private equity firm. From April 2012 to January 2015, Mr. Dobbs served as Chief Executive Officer for Matrix Medical Network, a portfolio company of Welsh Carson and a provider of home health assessments for Medicare Advantage clients across 32 states. Prior to that, he was a Senior Operating Executive at Welsh Carson, where he was responsible for portfolio company operational oversight, business acquisitions and equity opportunity development. From February 2005 to October 2008, he was the Chief Executive Officer of US Investigations Services, Inc. and its subsidiaries (“USIS”). USIS provided business intelligence and risk management solutions, security and related services and expert staffing solutions for businesses and federal agencies. From April 2003 to February 2005, Mr. Dobbs was President and Chief Executive Officer of Philips Medical Systems, North America, a manufacturer of systems for imaging, radiation oncology and patient monitoring, as well as information management and resuscitation products. Prior to April 2003, Mr. Dobbs spent 27 years with General Electric Company, where he held various senior level positions, including President and Chief Executive Officer of GE Capital, IT Solutions. Mr. Dobbs also serves on the board of directors of various private equity companies and previously served on the board of directors of AGNC Investment Corp. (NASDAQ: AGNC) from 2008 to May 2016 and Savvis, Inc. (NASDAQ: SVVS) from November 2010 to August 2011.

Director Qualifications:

Mr. Dobbs’s extensive senior executive experience managing a wide variety of businesses strengthens our Board’s collective qualifications, skills, experience and viewpoints.

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PROPOSAL 1: ELECTION OF DIRECTORS

GARY D. KAIN, 52

Director Since: 2016 Board Committees: • Executive

Professional Experience:

Mr. Kain has served as a Director and our Chief Executive Officer since March 2016 and as President and Chief Investment Officer since March 2011. Mr. Kain has also served as the President of our manager, MTGE Management, LLC, since April 2011. In addition, Mr. Kain serves on the board of directors of AGNC Investment Corp. (NASDAQ: AGNC) and as AGNC’s Chief Executive Officer, President and Chief Investment Officer.

Mr. Kain served as a Senior Vice President and Managing Director of American Capital, Ltd. from January 2009 to July 2009, after which time he became an employee of the parent company of our then external manager, AGNC Mortgage Management, LLC. While at American Capital, Mr. Kain headed American Capital’s RMBS investment team. Prior to joining American Capital, Mr. Kain served as Senior Vice President of Investments and Capital Markets of Freddie Mac from May 2008 to January 2009. He also served as Senior Vice President of Mortgage Investments & Structuring of Freddie Mac from February 2005 to April 2008, during which time he was responsible for managing all of Freddie Mac’s mortgage investment activities for the company’s $700 billion retained portfolio. From 2001 to 2005, Mr. Kain served as Vice President of Mortgage Portfolio Strategy at Freddie Mac. From 1995 to 2001, he served as head trader in Freddie Mac’s Securities Sales & Trading Group, where he was responsible for managing all trading decisions including REMIC structuring and underwriting, hedging all mortgage positions, income generation, and risk management. Prior to that, he served as a senior trader, responsible for managing the adjustable-rate mortgage and REMIC sectors.

Director Qualifications:

Mr. Kain’s extensive and lengthy expertise in the agency mortgage sector and his deep knowledge of our business as our Chief Executive Officer, President and Chief Investment Officer strengthen our Board’s collective qualifications, skills, experience and viewpoints.

Conclusion and Recommendation; Vote Required

The election of directors nominated in Proposal 1 requires the affirmative vote of a majority of all the votes cast by holders of our common stock at the Annual Meeting. The affirmative vote of a “majority” of the votes cast means that the number of votes cast “for” a director nominee must exceed the votes cast “against” that nominee. In the context of the election of five directors at the Annual Meeting, it will mean that each of the five candidates will be required to receive more votes “for” than “against” to be elected. Abstentions and broker non-votes will have no effect on the outcome of the proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

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PROPOSAL 2: ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

PROPOSAL 2:

ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

General Information

Our Board is committed to corporate governance best practices and recognizes the significant interest of stockholders in executive compensation matters. We are providing this non-binding advisory vote pursuant to Section 14A of the Exchange Act. As described in detail under the headings “Related Person Transactions” above and “Compensation Discussion and Analysis” below, we are externally managed by our Manager pursuant to a management agreement between our Manager and us. Our executive officers are employees of the parent of our Manager and do not receive any compensation from us. In addition, we do not reimburse our Manager for any of their compensation. Instead, our Manager uses the proceeds from the management fee, in part, to pay compensation to its officers and personnel, including our executive officers. Our Manager pays all of the compensation, including benefits, to our executive officers, all of whom are employees of the parent of our Manager.

While this vote is advisory and not binding on us, our Board of Directors and its Compensation and Corporate Governance Committee value the views of our stockholders and will consider the voting results in making any future executive compensation decisions.

Accordingly, we are requesting our stockholders to approve, in a non-binding, advisory vote, the following resolution:

“RESOLVED, that the stockholders of the Company hereby approve the compensation of our named executive officers, as disclosed in the proxy statement for the 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and related information disclosed in the proxy statement.”

Conclusion and Recommendation; Vote Required

The affirmative vote of a majority of all the votes cast by holders of our common stock at the Annual Meeting is required for approval of this proposal. Abstentions and broker non-votes will have no effect on the outcome of the proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE ADVISORY RESOLUTION ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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PROPOSAL 3: ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

PROPOSAL 3:

ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY

VOTES ON EXECUTIVE COMPENSATION

General Information

As required by Section 14A of the Exchange Act and SEC rules, we are asking stockholders to recommend, on a non-binding, advisory basis, whether the required say-on-pay vote in proposal 2 should occur every one, two or three years. SEC rules require us to submit this vote, commonly referred to as a “say-on-frequency” vote, to stockholders at least once every six years.

You have the option to vote for any one of the three options: every year, every other year or every third year. The Board has determined that an annual advisory vote on executive compensation is the best approach for the Company at this time based on a number of considerations, including the following:

•	While our Manager’s compensation strategies are intended to align our executives’ pay with the interests of stockholders and compensation decisions relate to both our near-term and longer-term performance, our Manager makes compensation decisions annually;
•	An annual vote provides stockholders the opportunity to evaluate our performance and compensation structure more frequently than either of the other options; and
•	An annual advisory vote will provide us with more frequent feedback on our compensation disclosure. Although the vote on executive compensation is advisory and non-binding, our Board of Directors will take into account the outcome of the vote when making future decisions about the Company’s executive compensation policies and procedures.

Accordingly, we are asking our stockholders to vote to conduct an advisory vote on executive compensation every year. Our Board of Directors will carefully consider the outcome of this vote when making future decisions regarding the frequency of advisory votes on executive compensation. However, because this vote is advisory and non-binding, our Board of Directors may decide that it is in the best interests of us and our stockholders to hold an advisory vote on executive compensation more or less frequently than the alternative selected by our stockholders.

Conclusion and Recommendation; Vote Required

The option of one, two or three years that receives a majority of all the votes cast at the Annual Meeting will be the frequency for the advisory vote on executive compensation that has been recommended by stockholders. In the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option selected by stockholders. Abstentions and broker non-votes will have no effect on the outcome of the proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR “EVERY ONE YEAR” TO CONDUCT AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.

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PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANT

PROPOSAL 4:

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANT

Ernst & Young LLP has served as our independent public accountant since our initial public offering and the Audit Committee has approved the appointment of Ernst & Young LLP to audit our financial statements for the fiscal year ending December 31, 2017. This appointment is subject to ratification or rejection by our common stockholders. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

Independent Public Accountant’s Fees

Ernst & Young LLP performed various audit and other services for us during 2016 and 2015. Fees for professional services provided by Ernst & Young LLP in 2016 and 2015 in each of the following categories were:

	2016	2015
Audit Fees	$1,157,250	$1,232,500
Audit-Related Fees	–	–
Tax Compliance and Consulting Fees	57,676	34,150
All Other Fees	–	–
Total Fees	$1,214,926	$1,266,650

Audit Fees

“Audit Fees” relate to fees and expenses billed by Ernst & Young LLP for the annual audit, including the audit of our financial statements, services required by statute and regulation, audit of internal control over financial reporting, audit services for our subsidiaries as required by statute or regulation, review of our quarterly financial statements and for comfort letters and consents related to stock issuances.

Tax Compliance and Consulting Fees

“Tax Compliance and Consulting Fees” relate to fees billed for professional services for tax compliance and consulting on tax related matters.

Pre-Approval Policy

All services rendered by Ernst & Young LLP were permissible under applicable laws and regulations, and were pre-approved by the Audit Committee for 2016 in accordance with its pre-approval policy. The Audit Committee has established a policy regarding the pre-approval of all audit and permissible non-audit services provided by our independent public accountant. The policy requires the Audit Committee to approve each audit or non-audit engagement or accounting project involving the independent public accountant, and the related fees, prior to commencement of the engagement or project to make certain that the provision of such services does not impair the firm’s independence. The Audit Committee may delegate its pre-approval authority to one or more of its members, and such member(s) are required to report any pre-approval decisions to the Audit Committee at its next meeting. The Audit Committee has delegated authority to its Chair to pre-approve the engagement and related fees of the independent public accountant for any additional audit or permissible non-audit services. In addition, pursuant to the policy, pre-approval is not required for additional non-audit services if such services result in a de minimis amount of less than 5% of the total annual fees paid by us to the independent public accountant during the fiscal year in which the non-audit services are provided, were not recognized by us at the time of engagement to be non-audit services and are reported to the Audit Committee promptly thereafter and approved prior to the completion of the annual audit.

22    MTGE INVESTMENT CORP. – Proxy Statement

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANT

Conclusion and Recommendation; Vote Required

The affirmative vote of a majority of all of the votes cast by holders of our common stock at the Annual Meeting is required to ratify the appointment of our independent public accountant. Abstentions will have no effect on the outcome of the proposal. As brokers have discretionary authority to vote on this proposal, there will be no broker non-votes. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANT FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

MTGE INVESTMENT CORP. – Proxy Statement    23

REPORT OF THE AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE

The Board of Directors has appointed an Audit Committee presently composed of three directors, Ms. Coronado and Messrs. Couch and Dobbs. Each of the directors is independent as defined in the NASDAQ rules. The Board of Directors has determined that Mr. Couch is an “audit committee financial expert” (as defined in Item 407 of Regulation S-K under the Securities Act).

The Audit Committee’s responsibility is one of oversight as set forth in its charter, which is available in the Investors section of our web site at www.MTGE.com. It is not the duty of the Audit Committee to prepare our financial statements, to plan or conduct audits or to determine that our financial statements are complete and accurate and are in accordance with U.S. generally accepted accounting principles. Our management is responsible for preparing our financial statements and for maintaining internal controls. The independent auditors are responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present our financial position, results of operations and cash flows in conformity with U.S. generally accepted accounting principles.

The Audit Committee has reviewed and discussed our audited consolidated financial statements with management and with Ernst & Young LLP, our independent auditors for the year ended December 31, 2016.

The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board.

The Audit Committee has received from Ernst & Young LLP the written statements required by Public Company Accounting Oversight Board Rule No. 3526, “Communications with Audit Committees Concerning Independence,” and has discussed Ernst & Young LLP’s independence with Ernst & Young LLP, and has considered the compatibility of non-audit services with the auditor’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2016 be included in our Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the Securities and Exchange Commission.

The Audit Committee has approved the appointment of Ernst & Young LLP to serve as our independent public accountants for the year ending December 31, 2017 and has directed that the appointment of Ernst & Young LLP be submitted to our stockholders for ratification.

By the Audit Committee:

Robert M. Couch, Chair

Julia L. Coronado

Randy E. Dobbs

Use of Report of the Audit Committee

In accordance with and to the extent permitted by applicable law or regulation, the information contained in the foregoing Report of the Audit Committee is not “soliciting material” and is not to be incorporated by reference into any future filing under the Securities Act or the Exchange Act.

24    MTGE INVESTMENT CORP. – Proxy Statement

EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

Executive Officer Biographies

The Board of Directors elects officers annually following our annual meeting of stockholders to serve until the meeting of the Board following the next annual meeting of stockholders. Set forth below is certain information about each executive officer as of the close of business on March 8, 2017. The business address of each executive officer is c/o MTGE Investment Corp., 2 Bethesda Metro Center, 12th Floor, Bethesda, Maryland 20814.

GARY D. KAIN, 52

Director, Chief Executive Officer, President and Chief Investment Officer

Mr. Kain has served as a Director and our Chief Executive Officer since March 2016 and President and Chief Investment Officer since March 2011. Further information about Mr. Kain may be found under “Proposal 1: Election of Directors-Director Nominee Biographies and Qualifications” of this proxy statement.

PETER J. FEDERICO, 51

Executive Vice President and Chief Financial Officer

Mr. Federico has served as our Executive Vice President and Chief Financial Officer since July 2016. He was previously our Senior Vice President and Chief Risk Officer from May 2011. Mr. Federico is also Executive Vice President and Chief Financial Officer of AGNC Investment Corp. (NASDAQ: AGNC). Mr. Federico joined the parent company of our Manager in May 2011. Prior to that, Mr. Federico served as Executive Vice President and Treasurer of Freddie Mac from October 2010 through May 2011, where he was primarily responsible for managing the company’s investment activities for its retained portfolio and developing, implementing and managing risk mitigation strategies. He was also responsible for managing Freddie Mac’s $1.2 trillion interest rate derivative portfolio and short and long-term debt issuance programs. Mr. Federico also served in a number of other capacities at Freddie Mac, including as Senior Vice President, Asset & Liability Management.

DONALD W. HOLLEY, 46

Senior Vice President and Chief Accounting Officer

Mr. Holley has served as our Senior Vice President and Chief Accounting Officer and as Senior Vice President and Chief Financial Officer of our Manager since January 2016. Mr. Holley previously served as our Vice President and Controller from December 2011 to January 2016 and as Vice President and Chief Financial Officer of our Manager from July 2011 and March 2012, respectively, to January 2016. Mr. Holley joined the parent company of our Manager in July 2011. Prior to that, Mr. Holley was a Director at Freddie Mac, responsible for the valuation and presentation of financial results for the company’s investments, debt and derivative portfolios. He has also worked as an accounting policy and assurance Director at Credit Suisse, prepared corporate governance research at Deutsche Bank, and was an Audit Manager at Arthur Andersen. He is a Certified Public Accountant and a CFA charterholder.

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EXECUTIVE OFFICERS

CHRISTOPHER J. KUEHL, 43

Executive Vice President

Mr. Kuehl has served as our Executive Vice President since December 2016. He was previously a Senior Vice President, Agency Portfolio Investments from March 2012. Mr. Kuehl is also an Executive Vice President of AGNC Investment Corp. (NASDAQ: AGNC). Mr. Kuehl joined the parent company of our Manager in August 2010. Prior to that, Mr. Kuehl served as Vice President of Mortgage Investments & Structuring of Freddie Mac. In this capacity, Mr. Kuehl was responsible for directing Freddie Mac’s purchases, sales and structuring activities for all MBS products, including fixed-rate mortgages, ARMs and CMOs. Prior to joining Freddie Mac in 2000, Mr. Kuehl was a Portfolio Manager with TeleBanc/Etrade Bank.

AARON J. PAS, 36

Senior Vice President

Mr. Pas has served as our Senior Vice President since January 2014 and has also served as Senior Vice President of our Manager since January 2014. He was previously Vice President, Non-Agency Portfolio Management, of our Manager from March 2011 to January 2014. Mr. Pas is also a Senior Vice President of AGNC Investment Corp. (NASDAQ: AGNC).

Prior to joining the parent company of our Manager, Mr. Pas was the Director of Non-Agency Portfolio Management at Freddie Mac, where he was primarily responsible for managing the firm’s non-agency residential securities portfolio. Mr. Pas holds a Bachelor of Science degree in Business from Washington University in St. Louis. Mr. Pas is a CFA charterholder.

KENNETH L. POLLACK, 49

Senior Vice President, Chief Compliance Officer and Secretary

Mr. Pollack has served as Senior Vice President, Chief Compliance Officer and Secretary since July 2016. Mr. Pollack is also Senior Vice President, General Counsel, Chief Compliance Officer and Secretary of AGNC Investment Corp. (NASDAQ: AGNC).

Prior to joining the parent company of our Manager, Mr. Pollack was Senior Vice President and Deputy General Counsel of American Capital, Ltd. At American Capital, Mr. Pollack served as lead counsel for American Capital’s portfolio investment activities in the areas of Real Estate, U.S. Sponsor Finance, U.S. Buyouts, International Power, Special Situations, Operations and Financial Restructuring. Mr. Pollack joined American Capital in 2004. Prior to American Capital, Mr. Pollack was a member of the Corporate and Securities and Real Estate Practice Groups of Arnold & Porter LLP.

26    MTGE INVESTMENT CORP. – Proxy Statement

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This section presents a discussion and analysis of the design and implementation of compensation programs for our executive officers as implemented by our Manager. This section is divided into two parts. First, we summarize our relationship with our Manager and our management agreement to provide important context regarding our operations, including that all of our executive officers are employed by our Manager or one of its affiliates and that we do not pay any compensation to our executive officers. We then describe the compensation program and philosophy of our Manager, as it pertains to us and our operations. For purposes of this Compensation Discussion and Analysis, references to our Manager include the Manager together with its direct and indirect corporate parent when discussing compensation arrangements for our executive officers.

Our Management Agreement

We are externally managed by our Manager pursuant to the terms of our amended and restated management agreement, dated as of July 1, 2016. Because we have no employees other than employees of our subsidiary RCS, our Manager is responsible for administering our business activities and day-to-day operations, subject to the supervision and direction of our Board of Directors. Under our management agreement, our Manager is responsible for managing our affairs and provides us with a management team, including a chief executive officer, chief financial officer and one or more chief investment officers or similar positions. Our executive officers are employees of our Manager and do not receive any compensation from us. In addition, we do not reimburse our Manager for any of their compensation. Instead, our Manager uses the proceeds from the management fee, in part, to pay compensation to its officers and personnel, including our executive officers. With the exception of our Chief Accounting Officer, our executive officers are also executive officers of our Manager’s ultimate corporate parent, AGNC. All of our executive officers have duties and responsibilities to AGNC and its subsidiaries that do not relate to the Company. No specific portion of the management fee is allocated to the compensation of our executive officers by either us or our Manager. For additional information about our management agreement, please see “Certain Transactions with Related Persons—Related Person Transactions” above.

MTGE INVESTMENT CORP. – Proxy Statement    27

EXECUTIVE COMPENSATION

Highlights of our Management Agreement:

•         All of our executive officers are employees of our Manager. None of our executive officers provides services exclusively to us.

•         Our Manager is responsible for the compensation of our executive officers and other employees of our Manager who provide services to us. We do not pay any cash or equity compensation to our executive officers, do not provide pension benefits, perquisites or other personal benefits, and have no employment agreements or arrangements to make any payments upon termination from service as an officer.

•         Our Manager receives a management fee equal to 1.50% of our stockholders equity, subject to certain adjustments, which is used, in part, to pay the compensation of our Manager’s employees who provide services to the Company. However, no specific portion of the management fee is allocated to the compensation of our executive officers.

•         For 2016, the management fee was approximately $14.5 million.

•         Unlike many other externally managed entities, we do not separately reimburse our Manager for costs of non-investment personnel who provide legal, compliance, accounting or other administrative support to us, but we do reimburse our Manager for out-of-pocket expenses incurred on our behalf.

•         Our management agreement allows us access to investment professionals and operational scale that would not be achieved if we were self-managed. Our Manager expects its overall annual compensation expenses for employees that dedicate a portion of their time to working on behalf of the Company to be approximately $40 million.

•         We would be prohibited from hiring employees of our Manager for a period of two years if we were to terminate or not renew the Management Agreement without cause.

Thus, as stated above, we have not paid, and we do not intend to pay, any cash or equity compensation to any of our executive officers. Our Manager pays all of the compensation, including benefits, to our executive officers, all of whom are employees of the parent of our Manager. Accordingly, we did not pay any compensation to our executive officers, nor did we make any grants of plan-based awards to them, for 2016. None of our executive officers received any options or stock directly from us, and we did not provide any of our executive officers with pension benefits, nonqualified deferred compensation plans, perquisites or other personal benefits during 2016. In 2016, we had no employment agreements with any of our executive officers and were not obligated to make any payments to any of our executive officers upon termination of employment or a change in control of us. As a result, no compensation is includable in the Summary Compensation Table for our executive officers for 2016.

Overview of our Manager’s Compensation Program and Philosophy

Our Manager makes all decisions relating to the compensation of our executive officers based on a number of factors, including but not limited to our performance, as our Manager may determine to be appropriate. Our Manager was acquired by AGNC on July 1, 2016 through the Manager Acquisition. Since that time, our Manager has oriented its compensation programs to achieve the following objectives:

What our Manager Does:

✓	Retain a high performing team: We operate in a highly specialized industry, and the labor market for our Manager’s senior employees with the skills, track record and market reputation necessary to oversee our investments and conduct our operations is highly competitive. Our Manager has structured its compensation arrangements with our executive officers to promote their retention and longevity, particularly in the period following the Manager Acquisition.

28    MTGE INVESTMENT CORP. – Proxy Statement

EXECUTIVE COMPENSATION

✓	Pay for performance: For its most senior employees, including our executive officers, our Manager generally ties a majority of compensation to performance. The Manager annually establishes specific performance and strategic measures that it uses to make compensation decisions, and those measures include, in part, achievement of financial and strategic goals of the Company. However, because our executive officers do not provide services exclusively to us, their compensation is predominantly based on other performance measures and criteria established by our Manager or its affiliates that do not relate to the Company.
✓	Align executive and stockholder interests: Our Manager maintains a performance incentive plan through which it grants employees of the Manager involved in our investing activity and other business operations restricted-stock based awards that are satisfied on vesting through our common stock acquired in open-market transactions. We do not compensate our Manager separately for these awards, and unlike equity incentive programs maintained by some of our peers, these awards are not dilutive to our stockholders. Our executive officers, as a group, maintain significant ownership of our stock.
✓	Clawbacks: Our Manager has adopted a clawback policy relating to recovery of certain excess performance based compensation in the event of an accounting restatement by the Company based on fraud, dishonesty or recklessness of one of the Company’s executive officers in the performance of his or her duties to the Company. Under this policy, our Manager would be entitled to seek recovery of the portion of any performance-based compensation paid to our executive officers that would not have been earned had the Company’s restated financial statements been used in the determination of the amount of performance based compensation originally awarded. This policy includes a three year look back period.

What our Manager Does Not Do:

×	No tax gross-ups: Our Manager does not “gross-up” payments of benefits awarded to our executive officers to compensate for the effects of taxes, including any golden parachute excise taxes.
×	No special perquisites: Our Manager does not provide our executive officers any perquisites or benefits that are not available to all employees.
×	No supplemental retirement benefits: Our Manager does not provide special retirement programs or benefits for executive officers. Our Manager maintains a typical 401(k) plan available to all employees on the same basis.
×	No short selling, pledging or hedging: Our policies prohibit our executive officers from hedging, short-selling and pledging any of our shares (including entering into margin loan arrangements).

Elements of Executive Officer Compensation and Their Purpose

In compensating our executive officers, our Manager utilizes a variety of compensation components to achieve its objectives. Our Manager’s executive compensation program consists of base salary and variable incentive compensation. Because our executive officers do not provide their services exclusively to us, they each receive a compensation package from our Manager and its affiliates that reflects their aggregated services to us, AGNC and AGNC’s other affiliates. Since the Manager Acquisition, a majority of compensation paid to our executive officers consists of short-term and long-term incentive compensation, and incentive compensation as a percentage of overall compensation paid to executive officers is expected to increase further in 2017 and 2018. The following table describes generally each pay component, as well as its purpose and key considerations.

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EXECUTIVE COMPENSATION

Pay Element	What It Does and How our Manager Does It	Key Considerations
Base Salary

•   Provides fixed, baseline level of cash compensation

•   Base salary is not specifically apportioned to the Company

•   Base salary is evaluated annually, but generally remains static absent promotion or adjustment due to economic trends in industry or other competitive factors

• Base salary is based on experience, duties and scope of responsibility as well as internal and external market factors, as determined and weighed by our Manager and AGNC

Annual Cash Bonus

•   Provides an annual cash incentive opportunity

•   AGNC will establish and reevaluate corporate-wide performance and strategic goals and objectives on an annual basis, a portion of which relate to the financial performance of the Company and achievement of its strategic objectives

•   Our Board of Directors reviews the performance and strategic measures related to the Company and its management that our Manager and AGNC establish, but the Company plays no role in making cash bonus decisions

•   AGNC’s corporate-wide performance and strategic goals will predominantly be based on additional performance and strategic objectives related to AGNC’s performance and operations

•   Based, in part, on Company-related investment performance, financial results on an absolute and relative basis, and accomplishment of Company-related strategic initiatives

•   Relative weighting of goals and objectives is determined by our Manager and AGNC in their sole discretion

Equity and Incentive Awards

•   Provides an annual incentive common equity award that vests over a three-year period

•   Structure of equity and incentive awards encourage retention and alignment with stockholder interests

•   A portion of these awards is expected to be through a performance incentive plan based on our common stock (the “MTGE Manager PIP Plan”), which aligns with our stockholder interests

•   Shares awarded by our Manager under the performance incentive plan will be acquired through open market purchases and thus will not be dilutive to our stockholders

•   Our executive officers are also expected to participate in AGNC’s equity and incentive compensation plan (the “AGNC Equity Plan”)

•   The Company plays no role in making any such awards

•   Grants under the MTGE Manager PIP Plan expected to be time vesting over a three year period

•   An executive officer’s mix of awards under the MTGE Manager PIP Plan and the AGNC Equity Plan will vary, but personnel most involved in our business and operations are expected to be granted a larger weighting of awards under the MTGE Manager PIP Plan than those of its personnel who are less involved in our business. Given our executive officers’ additional duties to AGNC, MTGE Manager PIP Plan awards, however, are expected to be a minority of our executive officers’ overall long-term incentive compensation

30    MTGE INVESTMENT CORP. – Proxy Statement

EXECUTIVE COMPENSATION

Other Compensation Policies and Practices

Executive Officer Stock Ownership

Stock ownership by our executive officers helps align interests of our executive officers with our stockholders. Although we do not maintain a specific executive officer stock ownership policy, we encourage our executive officers to hold significant shares of our common stock. As of the close of business on March 8, 2017, our executive officers collectively held 496,294 shares of Company common stock, representing 1.08% of outstanding common stock. See “Security Ownership of Management and Certain Beneficial Owners.” As noted above, a portion of the long-term incentives paid to our executive officers by our Manager includes equity-based grants of Company common stock.

Certain Risks Related to our Management Fee

The Compensation and Corporate Governance Committee believes that the external management model continues to be appropriate for the Company given its present size and operations. Under the management agreement, we pay an annual fee that is determined as a fixed percentage of our stockholders equity, subject to specified adjustments. Because our management fee is calculated as a percent of stockholders equity, subject to specified adjustments, we believe the structure of the management fee does not create an incentive for management to take excessive or unnecessary risks and reduces risks of misaligned incentives between us and our Manager in the operation of our business. Moreover, the overall incentive compensation paid to our executive officers by AGNC is not predominantly tied to Company performance, and to the extent incentives relate to Company performance, the Company believes that the incentives consist of a balanced mix of short-term and long-term incentives that align our executive officers’ interests with those of our stockholders.

Since we are externally managed, our Manager is responsible for compensation expenses necessary to support our business and operations, and not us. The management relationship with the Manager allows the Company access to a seasoned investment team and far greater resources than would be available if we were self-managed. Although our executive officers do not devote their full time or attention to the Company, our Manager ties a portion of their short-term incentive compensation to the Company’s performance, and a portion of their long-term incentives awarded by our Manager include grants based in Company common stock. The Company believes this structure, combined with our oversight of the management agreement and the ongoing benefit our management fees provide our Manager and AGNC, ensures that our executive officers have an ongoing interest in the Company’s long-term financial and operational success without creating material risk to the Company and its operations.

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EXECUTIVE COMPENSATION

Our management agreement is subject to annual renewals and in any event is terminable by us without cause at any time on 90-day’s prior written notice. Although termination without cause would require the payment of a significant termination fee, we believe our right to terminate the agreement provides an additional deterrent against excessive and unnecessary risk taking and ensures an ongoing alignment of our Manager’s and our interests.

Role of our Compensation and Corporate Governance Committee in Executive Officer Compensation

As discussed above, we do not pay any compensation to our executive officers, and our Manager and its corporate parent, AGNC, have sole discretion to determine the compensation paid to their employees, including our executive officers. Our Compensation and Corporate Governance Committee thus has no input in how our Manager compensates its employees, some of whom are our executive officers. Although our Manager has kept the Board of Directors apprised of its compensation practices as they pertain to the Company, our Manager and AGNC do not involve the Compensation and Corporate Governance Committee in any decisions regarding the compensation of our executive officers. Rather, as discussed above, the Compensation and Corporate Governance Committee is responsible for annual review of the performance of, and fees paid to, our Manager under the Management Agreement and for making recommendations to the independent members of the Board in respect of the Management Agreement.

Report of the Compensation and Corporate Governance Committee

Our Compensation and Corporate Governance Committee reviewed and discussed with our management the “Compensation Discussion and Analysis” contained in the Company’s proxy statement. Based on that review and discussions, our Compensation and Corporate Governance Committee recommends to the Board of Directors that the “Compensation Discussion and Analysis” be included in the Company’s proxy statement.

By the Compensation and Corporate

Governance Committee:

Randy E. Dobbs, Chair

Julia L. Coronado

Robert M. Couch

32    MTGE INVESTMENT CORP. – Proxy Statement

INFORMATION REGARDING COMPANY VOTING SECURITIES

INFORMATION REGARDING COMPANY VOTING SECURITIES

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth, as of March 8, 2017 (unless otherwise indicated), the beneficial ownership of each current director, each nominee for director, each of our executive officers, our executive officers and directors as a group and each stockholder known to management to own beneficially more than 5% of the outstanding shares of our common stock. Unless otherwise indicated, we believe that the beneficial owners set forth in the table below have sole voting and investment power. As of the close of business on March 8, 2017, there were 45,797,687 shares of our common stock outstanding.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
Beneficial owners of more than 5%:
BlackRock, Inc.(1)
55 East 52nd Street New York, NY 10055	4,048,227	8.84%
The Vanguard Group(2)
100 Vanguard Blvd. Malvern, PA 19355	3,557,619	7.77%
Citigroup Inc.(3)
388 Greenwich Street New York, NY 10013	2,324,355	5.08%
Executive officers and directors:(4)
Peter J. Federico	58,849	*
Donald W. Holley	24,284	*
Gary D. Kain	305,625	*
Christopher J. Kuehl	51,085	*
Aaron J. Pas	44,651	*
Kenneth L. Pollack	–	–
Steven W. Abrahams	–	–
Julia L. Coronado	–	–
Robert M. Couch	7,300	*
Randy E. Dobbs	4,500	*
All executive officers and directors as a group (10 persons)	496,294	1.08%

*	Less than one percent.
(1)	This information is based on a Schedule 13G/A filed with the SEC on January 25, 2017 by BlackRock, Inc., as a parent holding company or control person of certain named funds (“BlackRock”). BlackRock is the beneficial owner of 4,048,227 shares and has the sole power to dispose or direct the disposition of 4,048,227 of such shares and sole power to vote or direct the vote of 3,930,517 of such shares.
(2)	This information is based on a Schedule 13G/A filed with the SEC on February 10, 2017 by The Vanguard Group, Inc. (“Vanguard”), as an investment adviser. Vanguard is the beneficial owner of 3,557,619 shares and has the sole power to dispose or direct the disposition of 3,496,324 of such shares, shared power to dispose or direct the disposition of 61,295 of such shares, sole power to vote or direct the vote of 56,095 of such shares and shared power to vote or direct the vote of 7,800 of such shares.
(3)	This information is based on a Schedule 13G filed with the SEC on February 10, 2017 by Citigroup Inc., as a parent holding company or control person of certain named subsidiaries (“Citigroup”). Citigroup is the beneficial owner of 2,324,355 shares and has the shared power to dispose or direct the disposition of 2,324,355 of such shares and shared power to vote or direct the vote of 2,324,355 of such shares.
(4)	The address of each of the executive officers and directors listed above is c/o MTGE Investment Corp., 2 Bethesda Metro Center, 12th Floor, Bethesda, MD 20814.

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INFORMATION REGARDING COMPANY VOTING SECURITIES

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act and the disclosure requirements of Item 405 of SEC Regulation S-K require that our directors and executive officers, and any persons holding more than 10% of our common stock, report their ownership of such equity securities and any subsequent changes in that ownership to the SEC, The NASDAQ Global Select Market and to us. Based on a review of the written statements and copies of such reports furnished to us by our executive officers, directors and greater than 10% beneficial owners, we believe that during fiscal year 2016 all Section 16(a) filing requirements applicable to our executive officers, directors and beneficial owners of 10% or more of our common stock were timely satisfied, except due to notice not being received from his broker, a Form 4 for Mr. Kuehl was filed late on March 3, 2017 reporting sales of stock under his 10b5-1 Plan.

34    MTGE INVESTMENT CORP. – Proxy Statement

QUESTIONS AND ANSWERS ABOUT STOCKHOLDER COMMUNICATIONS AND PROPOSALS

QUESTIONS AND ANSWERS ABOUT STOCKHOLDER COMMUNICATIONS AND PROPOSALS

1.	WHO IS RESPONSIBLE FOR STOCKHOLDER COMMUNICATIONS?

The Board of Directors is of the view that management is primarily responsible for all communications on behalf of MTGE with stockholders and the public at large. Thus, in addition to our executive officers, our Manager provides us with an investor relations team who communicates with stockholders.

2.	HOW DO I COMMUNICATE WITH THE COMPANY’S BOARD OF DIRECTORS?

Stockholders who wish to communicate with our Board of Directors or with a particular director may send a letter to our Secretary at MTGE Investment Corp., 2 Bethesda Metro Center, 12th Floor, Bethesda, MD 20814. Any communication should clearly specify that it is intended to be made to the entire Board of Directors or to one or more particular director(s).

Under this process, our Secretary reviews all such correspondence and will forward to the Board of Directors (or the appropriate individual director, as applicable) a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board of Directors or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by MTGE that is addressed to members of the Board of Directors and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Chair of the Audit Committee and handled in accordance with procedures approved by the Board of Directors with respect to such matters.

A copy of such procedures for the submission and handling of complaints or concerns regarding accounting, internal accounting controls or auditing matters is included in our Code of Ethics, which is published in the Investors section of our web site at www.MTGE.com.

3.	HOW MAY A STOCKHOLDER NOMINATE A DIRECTOR OR SUBMIT A PROPOSAL FOR THE 2018 ANNUAL MEETING?

Stockholder proposals or nominees for election to the Board of Directors must be made in accordance with the procedures set forth in our Bylaws and described in the following question, and not the procedures set forth in the preceding paragraph.

4.	HOW CAN A STOCKHOLDER SUBMIT A PROPOSAL FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS?

Proposals received from common stockholders in accordance with Rule 14a-8 under the Exchange Act are given careful consideration by our Compensation and Corporate Governance Committee and our Board of Directors. If a common stockholder intends to present a proposal at the 2018 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act, in order for such stockholder proposal to be included in our proxy statement and proxy card for that meeting, the stockholder proposal must be received by our Secretary at MTGE Investment Corp., 2 Bethesda Metro Center, 12th Floor, Bethesda, Maryland 20814, on or before November 22, 2017, unless the date of the 2018 annual meeting of stockholders has been changed by more than 30 days from May 2, 2018; then the deadline is a reasonable time before we begin to print and send our proxy materials.

MTGE INVESTMENT CORP. – Proxy Statement    35

QUESTIONS AND ANSWERS ABOUT STOCKHOLDER COMMUNICATIONS AND PROPOSALS

If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, the proposal will be included in our proxy statement and proxy card relating to such meeting. Nothing in the response to this question will be deemed to require us to include any stockholder proposal that does not meet all the requirements for such inclusion established by the SEC in effect at that time.

In order for a proposal by a common stockholder submitted outside of Rule 14a-8, including any nominations for election to the Board of Directors made by common stockholders, to be considered at the 2018 annual meeting of stockholders, such proposal must be made by written notice (setting forth the information required by our current Bylaws) and received by our Secretary between October 23, 2017 and 5:00 p.m., Eastern Time, on November 22, 2017.

Such proposals should be submitted by certified mail, return receipt requested.

5.	HOW MAY I OBTAIN A COPY OF THE COMPANY’S 2016 ANNUAL REPORT ON FORM 10-K AND OTHER SEC FILINGS?

A copy of our 2016 Annual Report on Form 10-K containing audited financial statements was delivered or made available with this proxy statement. Additional copies of our 2016 Annual Report on Form 10-K (without exhibits, unless otherwise requested) are available in print, free of charge, to stockholders requesting a copy by writing to: MTGE Investment Corp., Investor Relations, 2 Bethesda Metro Center, 12th Floor, Bethesda, Maryland 20814, or by calling (301) 968-9220. You may review our filings with the SEC by visiting the SEC’s home page on the internet at http://www.sec.gov or by visiting the Investors section of our web site at www.MTGE.com.

OTHER MATTERS

The Board of Directors does not intend to bring other matters before the Annual Meeting except items incidental to the conduct of the meeting. However, on all other matters properly brought before the meeting, or any postponement or adjournment thereof, by the Board of Directors or others, the persons named as proxies in the accompanying proxy card, or their substitutes, will vote in accordance with their discretion.

36    MTGE INVESTMENT CORP. – Proxy Statement

Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 2, 2017. Vote by Internet • Go to www.investorvote.com/mtge • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 1234 5678 9012 345 IF YOU HAVE NOT AUTHORIZED YOUR PROXY VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1, FOR Proposals 2 and 4 and every 1 Year for Proposal 3. 1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain 01 - Gary D. Kain 02 - Steven W. Abrahams 03 - Julia L. Coronado 04 - Robert M. Couch 05 - Randy E. Dobbs For Against Abstain 1 Year 2 Years 3 Years Abstain 2. Advisory vote to approve the compensation of our named executive officers. 3. Advisory vote to select the frequency of future advisory votes on the compensation of our named executive officers. 4. Ratification of appointment of Ernst & Young LLP as our independent public accountant for the year ending December 31, 2017. The proxies are authorized to vote in their discretion on any other matter that may properly come before said meeting or any postponement or adjournment thereof. Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. Authorized Signatures — This section must be completed for your vote to be counted — PLEASE SIGN HERE AND RETURN PROMPTLY. Please sign exactly as your name appears on your stock certificate. If registered in the names of two or more persons, each person should sign. Executors, administrators, trustees, guardians, attorneys, and corporate officers should show their full titles. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T 1UP X 3166531 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 02J6DE

IF YOU HAVE NOT AUTHORIZED YOUR PROXY VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — MTGE Investment Corp. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS OF MTGE INVESTMENT CORP. TO BE HELD ON MAY 2, 2017. The undersigned stockholder of MTGE Investment Corp., a Maryland corporation, hereby appoints Peter J. Federico and Kenneth L. Pollack and each of them, as proxies for the undersigned, with full power of substitution, to vote all of the shares of common stock of the undersigned as shown below on this proxy at the 2017 Annual Meeting of Stockholders to be held at the Hyatt Regency Bethesda, 7400 Wisconsin Avenue, Bethesda, Maryland 20814, on Tuesday, May 2, 2017, at 9:00 a.m. Eastern Time, and any postponement or adjournment thereof. This proxy is revocable and your shares of common stock will be voted in accordance with your instructions. If no choice is specified, this proxy will be voted FOR the election of all nominees for Director in Proposal 1, FOR Proposals 2 and 4 and every 1 Year for Proposal 3. CONTINUED AND TO BE SIGNED ON REVERSE SIDE